Exhibit 23






                            Independent Auditor's Consent

          The Board of Directors
          INTERCO INCORPORATED

          We consent to incorporation by reference in registration statement (No. 33-65714) on Form S-8 of INTERCO INCORPORATED of our report dated January 31, 1995, relating to the consolidated balance sheets of INTERCO INCORPORATED and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows and related schedule for the year ended December 31, 1994, year ended December 31, 1993, five months ended December 31, 1992, and five months ended August 2, 1992, which report appears in the December 31, 1994 annual report on Form 10-K of INTERCO INCORPORATED.

          Our report dated January 31, 1995, contains explanatory paragraphs that describe the adoption of fresh start reporting principles and the changes in accounting for postretirement benefits and income taxes.


                                             KPMG PEAT MARWICK LLP


          St. Louis, Missouri
          March 29, 1995